EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Second Quarter 2015 Financial Results

Coeur d’Alene, Idaho – May 13, 2015 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its second fiscal year 2015 quarter ended March 31, 2015.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended March 31,
	2015	2014
Consolidated net loss	$(1,613)	$(678)
Consolidated net loss per share, basic and diluted	(0.16)	(0.11)
Mineral exploration expenses	498	89
Working capital	950	(460)

Timberline reported a consolidated net loss of $1.6 million for the quarter ended March 31, 2015, including exploration expenditures of $498 thousand and impairment of mineral rights of $426 thousand related to an exploration property that was returned to the underlying property owner during the quarter.  The Company’s exploration expenditures during the quarter were primarily related to permitting and drilling activities, including an archeological study required for permitting at the Company’s Eureka project in Nevada.  Timberline completed a successful Eureka drill program, which confirmed a newly recognized zone of higher grade gold mineralization at depth in the Lookout Mountain area and extended known gold mineralization in the Windfall area.  The reported drill results will support the Company’s future advancement of Eureka.  In addition, limited exploration expenditures were related to performing due diligence related to the Company’s acquisition of the option to acquire 100% of the Talapoosa project in western Nevada that closed on March 31, 2015, preparing a Preliminary Economic Assessment (“PEA”) on the Talapoosa project, and completing a small amount of geologic field work at the Seven Troughs gold project in Nevada.

Timberline’s President and CEO, Kiran Patankar, commented, “The rapid progress we have made at our flagship Talapoosa project represents just one of several major milestones reached during the quarter.  With the strongly positive results from our recently announced Talapoosa PEA, our focus is now squarely on further optimizing and de-risking the project by completing a Pre-Feasibility Study in Q1 2016 and commencing long lead-time permitting activities.  In addition, we anticipate that our recent drilling success at our district-scale Eureka project will lead to a meaningful expansion of the existing NI 43-101 resource.  We are also encouraged by the recent permitting milestones achieved by the Butte Highlands Joint Venture and look forward to the receipt of the final U.S. Forest Service Road Use Permit, which is scheduled to be issued in June 2015.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County.  Current mineral resources(1) at the Talapoosa project include 1.01 million gold ounces and 13.65 million silver ounces (M&I), plus an additional 0.23 million gold ounces and 2.17 million silver ounces (Inferred).  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its reported resource(2) of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area, and has recently completed a drill program at the Windfall project area.  Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a 50% carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

(1) Refer to Technical Report and Resource Estimate on the Talapoosa Project, Nevada, WSP Canada Inc., Effective March 24, 2015, Filed on SEDAR April 1, 2015

(2) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

Cautionary Statements

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources",  "Measured & Indicated Resources" and “Inferred Resources”  We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority.  Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.  “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred

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mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.  The PEA is not a definitive feasibility study and our projects currently do not contain any known proven or probable ore reserves under SEC Industry Guide 7 reporting standards. The results of the PEA are preliminary in nature and include Inferred Resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves and there is no certainty that the results of the PEA will be realized.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance, and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to: statements regarding the future advancement of Eureka, optimizing and de-risking the Talapoosa project, completion and results of a pre-feasibility report and commencing long lead time permitting activities at Talapoosa, a meaningful expansion of the Company’s resources at Eureka, and timing and receipt of the U.S. Forest Service Road Use Permit, advancing development projects in Nevada, and exploration potential at Eureka.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those risks set forth in this press release under the heading “Risks”, risks related to exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Talapoosa option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer
Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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